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                                                                   Exhibit 3.4

                              AMENDED AND RESTATED
                                DELAWARE BYLAWS
                                       OF
                         MASADA SECURITY HOLDINGS, INC.

                                    * * * *

                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office of Masada Security Holding, Inc. ("Corporation") shall be in the City of Wilmington, County of Newcastle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1993, shall be held on the last day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

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         Section 5.       Special meetings of the stockholders, for any purpose
or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. The directors shall be elected at the annual meeting of the stockholders in the manner provided in the Certificate of Incorporation. Except as provided in the Certificate of Incorporation, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled as provided in the Certificate of Incorporation and any directors so chosen to fill a vacancy shall hold office for the remainder of the term and until their successors are duly elected and shall qualify, unless sooner displaced. Any directors so chosen to fill a





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newly created directorship shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these ByLaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 6. Special meetings of the board may be called by or at the request of the Chairman of the Board and shall be called by the Chairman of the Board at the request of at least three (3) of the directors then serving on the Board of Directors.

         Section 7. Notice of any special meeting shall be given at least three (3) days previously thereto of written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. Any attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither business to be transacted, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 9. Unless otherwise restricted by the Certificate of Incorporation or these ByLaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee





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thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 10. Unless otherwise restricted by the Certificate of Incorporation or these ByLaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 11. In the event of a vacancy occurring in the Board of Directors, whether as a result of a creation of a new directorship pursuant to Paragraph 6(a) of the Certificate of Incorporation or the death, resignation, retirement, disqualification or removal of a director, the Nominating Committee, pursuant to Article IV, Section 2, of these By-Laws, shall propose to the remaining directors a slate of candidates for the vacant position.

                           COMPENSATION OF DIRECTORS

         Section 12. The directors elected by stockholders of the Corporation as provided in the Certificate of Incorporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors shall be compensated for serving as directors and as members of special or standing committees of the Board of Directors in such amounts as determined by the Board of Directors.

                                   ARTICLE IV
                            COMMITTEES OF DIRECTORS

         Section 1.

                 (a) The Board of Directors may create an Executive Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors. The Executive Committee shall be appointed at any meeting of the Board of Directors held after the annual meeting of stockholders. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his election and until his successor member of the Executive Committee is elected and qualified, or until his death, resignation or removal, or until he shall cease to be a director.

                 (b) During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, or any resolution of the Board of Directors concerning the establishment or membership of the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to matters required by law to be passed upon by the full Board.





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                 (c)      The Executive Committee shall meet from time to time
on call of the Chairman. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Executive Committee shall act by majority vote of its members.

         Section 2.

                 (a) There is hereby created a Nominating Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors. The Nominating Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the stockholders. Each member of the Nominating Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his election and until his successor member of the Nominating Committee is elected and qualified, or until his death, resignation, or removal, or until he shall cease to be a director.

                 (b) The Nominating Committee so appointed will be authorized to field a slate of candidates for positions on the Board of Directors becoming vacant at the next annual meeting of the stockholders of the Corporation or becoming vacant as a result of a vacancy on the Board of Directors. The Nominating Committee so appointed shall be further authorized to field a slate of candidates for positions as officers of the Corporation becoming vacant at the next annual meeting of the Board of Directors of the Corporation or becoming vacant as a result of a vacancy in such officer's position.

                 (c) The Nominating Committee shall meet from time to time on call of the Chairman. Meetings of the Nominating Committee may be held at such place or places, within or without the State of Delaware, as the Nominating Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Nominating Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Nominating Committee shall act by a majority vote of its members.

         Section 3.

                 (a) There is hereby created a Audit Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors. The Audit Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the stockholders. Each member of the Audit Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next following his election and until his successor member of the Audit Committee is elected and qualified, or until his death, resignation, or removal, or until he shall cease to be a director.





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                 (b)      The Audit Committee so appointed will be authorized
to recommend to the Board of Directors each year the appointment of independent public accountants to audit the books, records, and accounts of the Corporation, to discuss with the independent accountants the plan and scope of their examination of the books and records of the Corporation and review the results thereof prior to publication, to review all recommendations made by the independent accountants regarding accounting methods used and the system of internal controls utilized by the Corporation and advise the Board of Directors with respect thereto, to evaluate the independence of the independent auditors by reviewing, prior to rendition, the plan for and scope of non-audit services and the cost thereof proposed to be rendered by the independent auditors, to review with the Corporation's financial officers and internal auditor the scope and adequacy of the Corporation's internal controls and staff and the results of the internal audit investigations, and to perform such other functions and duties and render such reports as may be from time to time prescribed by the Board of Directors.

                 (c) The Audit Committee shall meet from time to time on call of the Chairman. Meetings of the Audit Committee may be held at such place or places, within or without the State of Delaware, as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Audit Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Audit Committee shall act by a majority vote of its members.

         Section 4.

                 (a) There is hereby created a Compensation Committee of the Board of Directors to be comprised of at least three (3) directors appointed by a majority of the Board of Directors, one of whom shall be designated by the Board of Directors as Chairman of the Compensation Committee. The Compensation Committee shall be appointed at the first meeting of the Board of Directors following the annual meeting of the shareholders. Each member of the Compensation Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Compensation Committee is elected and qualified, or until his death, resignation, or removal, or until he shall cease to be a director.

                 (b) The Compensation Committee so appointed will be authorized to recommend to the Board of Directors from time to time the compensation to be made to all officers, directors and committee members (hereinafter "Executive Compensation") of the Corporation. The Executive Compensation policy of the Compensation Committee is to offer competitive salaries in comparison to market prices. The compensation may include but is not limited to salary, bonus, stock options, stock appreciation rights, restricted stock awards, other annual compensation, and any mixture thereof as the Compensation Committee deems appropriate in light of the performance of the Corporation. The Compensation Committee is to determine Executive Compensation based on individual performance and responsibility, the average of comparable executive salaries in other bank holding companies of comparable size, and other factors which the Compensation Committee deems relevant to the determination of Executive Compensation. In comparing the Corporation's Executive Compensation with comparable companies, the Compensation Committee may use any published survey of bank holding companies deemed reliable by the Compensation Committee. In analyzing the surveys, the Compensation Committee may take into consideration ratios that provide a correlation between the salaries of various executive positions and the





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total assets and total gross revenues of the companies in the survey as well as other ratios that the Compensation Committee deems relevant to the determination of Executive Compensation.

                 (c) The Compensation Committee shall meet from time to time on call of its Chairman. Meetings of the Compensation Committee may be held at such place or places, within or without the State of Delaware, as the Compensation Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Compensation Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

                 (d) The Compensation Committee shall act by a majority vote of its members.

         Section 5. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.


                                   ARTICLE V
                                    NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these ByLaws, notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these ByLaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, an Executive Vice-President or a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Executive Vice-Presidents or Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these ByLaws otherwise provide.

         Section 2. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meetings of the Board of Directors held after each annual meeting of the stockholders. If





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the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. The Board of Directors at any meeting may appoint agents and employees to serve for such time and to have such duties and authority as the Board of Directors may determine. All agents and employees of the Corporation not appointed by the Board of Directors may be appointed by the Chairman of the Board, or by persons authorized by him to do so, to serve for such time and to have such duties as the appointing authority may determine.

         Section 3. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right in favor of such officer or agent.

         Section 4. Vacancies occurring in any office filled by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors or any superior officer to whom authority in the premises may have been delegated by these By-Laws or by resolution of the Board of Directors.

         Section 5. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. The President of the Corporation, subject to the control of the Board of Directors and the Chairman of the Board, shall in general supervise and control the day to day business and affairs of the Corporation. The President shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officers or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting





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shall have all the powers of and be subject to all the restrictions upon the
President. Any Executive Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and perform such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 8. In the absence of the President and the Executive Vice President(s) (if any) or in the event of his and their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 9. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board, President, an Executive Vice President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors.

         Section 10. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him by the Chairman of the Board, by the President, or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 11. The Assistant Treasurers shall perform the duties of the Treasurer during his absence or incapacity. The Assistant Secretaries shall perform the duties of the Secretary during his absence or incapacity. The Assistant Secretaries may sign with the Chairman of the Board, the President, an Executive Vice President, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, by the President, or by the Board of Directors.





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         Section 12.      The salaries of the officers shall be fixed from time
to time by the Board of Directors upon recommendation by the Compensation Committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                  ARTICLE VII
                            CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

         Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the Certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

         Section 2. Where a certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged





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to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertified shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                         GENERAL PROVISIONS, DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.





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         Section 2.       Before payment of any dividend, there may be set
aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.





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